            As filed with the Securities and Exchange Commission on July 8, 1999
                                                   Commission File No. 333-60491
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                        POST EFFECTIVE AMENDMENT NO. 1
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          VENTURI TECHNOLOGIES, INC.
                (Name of small business issuer in its charter)

         NEVADA                        7217                   86-0853635
(State of jurisdiction of        (Primary Standard        (I.R.S. Employer
   incorporation or         Industrial Classification   Identification Number)
    organization)                   Code Number)

                              763 NORTH 530 EAST
                               OREM, UTAH 84097
                                (801) 235-9552
(Address and telephone number of registrant's principal executive offices and principal place of business)

                               GAYLORD M. KARREN
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              763 NORTH 530 EAST
                               OREM, UTAH 84097
                           TELEPHONE: (801) 235-9552
          (Name, address and telephone number of agent for service)

                             --------------------

                                  Copies to:

                            Randy K. Johnson, Esq.
                           Mackey Price & Williams
                      170 South Main Street, Suite 900
                      Salt Lake City, Utah 84101-1655
                          Telephone: (801) 575-5000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                                                                              PROPOSED
                                         AMOUNT       PROPOSED MAXIMUM        MAXIMUM          AMOUNT OF
  TITLE OF EACH CLASS OF                 TO BE         OFFERING PRICE        AGGREGATE        REGISTRATION
SECURITIES TO BE REGISTERED            REGISTERED        PER SHARE         OFFERING PRICE         FEE
----------------------------------------------------------------------------------------------------------
Common Stock                            750,000            $2.00           $1,500,000.00       $2,243.48
----------------------------------------------------------------------------------------------------------

DE-REGISTRATION OF SECURITIES

Venturi Technologies, Inc., a Nevada corporation (the "Registrant"), hereby de-registers all 750,000 shares of $0.001 par value common stock covered by this Registration Statement. None of the securities have been offered or sold to the public.

                                  SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2, and that it has authorized this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, in the City of Orem, Utah, as of the 7th day of July, 1999.

                                       VENTURI TECHNOLOGIES, INC.


Dated: July 7, 1999               By:  /s/ Gaylord M. Karren
                                     ---------------------------------------
                                       Gaylord M. Karren, Chairman of the Board
                                       and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 has been signed by the following persons in counterpart on behalf of the Registrant on the dates indicated.

         Signature                             Title                         Date
         ---------                             -----                         ----
/s/ Gaylord M. Karren                  Chairman of the Board and          July 7, 1999
------------------------------         Chief Executive Officer
Gaylord M. Karren                      (Principal Executive Officer)


/s/ John M. Hopkins                    President and Director             July 7, 1999
------------------------------
John M. Hopkins


/s/ James Stone                        Director                           July 7, 1999
------------------------------
James Stone


/s/ Merril L. Littlewood               Chief Financial Officer            July 7, 1999
------------------------------         (Principal Financial and
Merril L. Littlewood                   Accounting Officer)


/s/ Randy K. Johnson                   Secretary                          July 7, 1999
------------------------------
Randy K. Johnson